Exhibit 99.B(i)(6)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated August 25, 2017, relating to the financial statements and financial highlights of VictoryShares US 500 Volatility Wtd ETF, VictoryShares US Small Cap Volatility Wtd ETF, VictoryShares International Volatility Wtd ETF, VictoryShares Emerging Market Volatility Wtd ETF, VictoryShares US Large Cap High Div Volatility Wtd ETF, VictoryShares US Small Cap High Div Volatility Wtd ETF,  VictoryShares International High Div Volatility Wtd ETF, VictoryShares US Discovery Enhanced Volatility Wtd ETF, VictoryShares US 500 Enhanced Volatility Wtd ETF, VictoryShares Developed Enhanced Volatility Wtd ETF, VictoryShares US EQ Income Enhanced Volatility Wtd ETF, VictoryShares US Multi-Factor Minimum Volatility ETF, and VictoryShares Dividend Accelerator ETF, each a series of Victory Portfolios II, for the year ended June 30, 2017, and to the references to our firm under the headings “Other Service Providers” and “Financial Highlights” in the Prospectus and “Ongoing Arrangements to Disclose Portfolio Holdings” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

Cohen & Company, Ltd.

Cleveland, Ohio

October 24, 2017

COHEN & COMPANY, LTD.

800.229.1099 | 866.818.4538 fax | cohencpa.com

Registered with the Public Company Accounting Oversight Board